Filed pursuant to Rule 433(d)

Dated March 16, 2026

Registration Statement No. 333-286734

Free Writing Prospectus

(To Preliminary Prospectus Supplement dated March 16, 2026 and Prospectus dated April 24, 2025)

ING Groep N.V.

$1,500,000,000 4.803% Callable Fixed-to-Floating Rate Senior Notes due 2032

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Callable Fixed-to-Floating Rate

Principal Amount:	$1,500,000,000

Trade Date:	March 16, 2026

Expected Settlement Date*:	March 23, 2026 (T+5)

Interest Commencement Date:	Expected Settlement Date

Maturity Date:	March 23, 2032 (6 years)

Call Date:	March 23, 2031 (5 years)

Coupon:	4.803%

Interest Payment Dates:

Fixed Rate Period: interest will be payable semi-annually in arrear on March 23 and September 23 of each year, commencing on September 23, 2026 and ending on the Call Date (each, a “Fixed Rate Interest Payment Date”).

Floating Rate Period: interest will be payable quarterly in arrear on March 23, June 23, September 23 and December 23, commencing on June 23, 2031 and ending on the Maturity Date (each, a “Floating Rate Interest Payment Date”).

Benchmark Treasury:	3.500% UST due February 28, 2031

Benchmark Treasury Price / Yield:	98-20+ / 3.803%

Spread to Benchmark Treasury:	UST + 100 bps

Re-Offer Yield:	4.803%

Issue Price:	100.000%

Underwriting Commission:	0.21%

Net Proceeds:	$1,496,850,000

Fixed Rate Period and Fixed Interest Rate:	From and including the Interest Commencement Date to but excluding the Call Date (the “Fixed Rate Period”), the Notes shall accrue interest at a rate of 4.803% per annum

Floating Rate Period and Floating Interest Rate:	From and including the Call Date to but excluding the Maturity Date (the “Floating Rate Period”), the Notes will bear interest at a rate equal to the SOFR Index Average (calculated as described in the section titled “Description of Notes—Calculation of Interest During the Floating Rate Period”, beginning on page S-26 of the Preliminary Prospectus Supplement) plus 126 basis points (the “Margin”)

Relevant Screen Page:	SOFRINDX Index

Floating Rate Interest Period:	During the Floating Rate Period, the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the following Floating Rate Interest Payment Date; provided, however, that the initial Floating Rate Interest Period will be the period from (and including) the Call Date, to (but excluding) the initial Floating Rate Interest Payment Date

Floating Rate Interest Determination Dates:	Each date that is two U.S. Government Securities Business Days prior to each Floating Rate Interest Payment Date

SOFR IndexStart:	The SOFR Index value on the date that is two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period and, for the initial Floating Rate Interest Period, the SOFR Index value on March 19, 2026

SOFR IndexEnd:	The SOFR Index value on the date that is two U.S. Government Securities Business Days prior to the Floating Rate Interest Payment Date relating to such Floating Rate Interest Period (or in the final Floating Rate Interest Period, the Maturity Date)

Redemption at the Option of ING:	On the Call Date, ING may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Call Date, as described in the section titled “Description of Notes—Redemption”, beginning on page S-36 of the Preliminary Prospectus Supplement.

Any such optional redemption prior to maturity is subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-38 of the Preliminary Prospectus Supplement.

Clean-Up Call:	If 75 per cent. or more of the aggregate principal amount of the Notes issued have been redeemed or purchased and cancelled, then ING may redeem all, but not some only, of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-38 of the Preliminary Prospectus Supplement.

Substitution and Variation:

Notwithstanding anything to the contrary in the Notes or the Indenture or supplemental indenture with respect thereto, if a Loss Absorption Disqualification Event has occurred and is continuing with respect to any series of the Notes then ING may, without any requirement for the consent or approval of the holder or beneficial owner of such Notes, substitute all (but not some only) of such Notes or vary the terms of all (but not some only) of such Notes, so that the substituted Notes are, or that the Notes remain, Compliant Notes, as applicable. Any substitution or variation of the Notes is subject to the provisions described under “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-38 of the Preliminary Prospectus Supplement.

By its acquisition of the Notes or any beneficial interest therein, each holder and beneficial owner of the Notes and each subsequent holder and beneficial owner of the Notes, (i) acknowledges, accepts, agrees to be bound by, and consents to, ING’s determination to substitute the Notes or vary the terms of the Notes as provided above, (ii) grants to ING and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete such substitution of the Notes or the variation of the terms of the Notes, as applicable; and (iii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against ING and the trustee for, agrees not to initiate a suit against ING or the trustee in respect of, and agrees that neither ING nor the trustee shall be liable for, any action that ING or the trustee takes, or abstains from taking, in either case in connection with the substitution of the Notes or the variation of the terms of the Notes at the option of ING as described in the section “Description of Notes—Substitution and Variation”, beginning on page S-38 of the Preliminary Prospectus Supplement.

Agreement with Respect to the Exercise of the Dutch Bail-in Power:	Notwithstanding any other agreements, arrangements, or understandings between ING and any holder or beneficial owner of the Notes, by acquiring the Notes, each holder and beneficial owner of the Notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the Notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of ING or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the Notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the Notes must otherwise be applied to absorb losses, or any expropriation of the Notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to ING or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the Notes shall result only if:

•

ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•

an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of Notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the Notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the Notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the Notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the Notes or in the performance of any of its covenants or agreements contained in the Notes.

Holders’ remedies for ING’s breach of any obligations under the Notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the Notes, in whole but not in part, in certain circumstances where Additional Amounts would be required to be paid or upon the occurrence of a Loss Absorption Disqualification Event and where such Loss Absorption Disqualification Event is continuing, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Optional Tax and Regulatory Redemption”, beginning on page S-36 of the Preliminary Prospectus Supplement.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of Notes nor the trustee acting on behalf of the holders and beneficial owners of Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the Notes and each holder and beneficial owner of Notes, by virtue of its holding of any Notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Notes, shall be deemed to have waived all such rights of set-off, netting, compensation or retention.

Risk Factors:	An investment in the Notes involves risks. See the section titled “Risk Factors”, beginning on page S-15 of the Preliminary Prospectus Supplement.

Governing Law:	New York law, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837BU63

CUSIP:	456837BU6

Day Count Fraction:	30 / 360 during the Fixed Rate Period Actual / 360 during the Floating Rate Period

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

U.S. Government Securities Business Days:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Following, Unadjusted during the Fixed Rate Period Modified Following, Adjusted during the Floating Rate Period

Expected Listing:	New York Stock Exchange

Prohibition of Sales to each Retail Investor:	No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the United Kingdom.

Joint Book-Running Managers:	BMO Capital Markets Corp.; BofA Securities, Inc.; Citigroup Global Markets Inc.; ING Financial Markets LLC; J.P. Morgan Securities LLC; Scotia Capital (USA) Inc.; Wells Fargo Securities, LLC

Co-Lead Managers:	Desjardins Securities Inc.; Oversea-Chinese Banking Corporation Limited

*

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to one business day before delivery will be required, by virtue of the fact that such Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BMO Capital Markets Corp. at +1-888-200-0266, BofA Securities, Inc. at +1-800-294-1322, Citigroup Global Markets Inc. at +1-800-831-9146, ING Financial Markets LLC at +1-877-446-4930, J.P. Morgan Securities LLC (collect) at +1-212-834-4533, Scotia Capital (USA) Inc. at 1-800-372-3930 or Wells Fargo Securities, LLC at +1-800-645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.

Filed pursuant to Rule 433(d)

Dated March 16, 2026

Registration Statement No. 333-286734

Free Writing Prospectus

(To Preliminary Prospectus Supplement dated March 16, 2026 and Prospectus dated April 24, 2025)

ING Groep N.V.

$1,500,000,000 5.420% Callable Fixed-to-Floating Rate Senior Notes due 2037

Pricing Term Sheet

Issuer:	ING Groep N.V. (“ING”)

Status:	Senior, Unsecured

Format:	SEC Registered Global Notes – Callable Fixed-to-Floating Rate

Principal Amount:	$1,500,000,000

Trade Date:	March 16, 2026

Expected Settlement Date*:	March 23, 2026 (T+5)

Interest Commencement Date:	Expected Settlement Date

Maturity Date:	March 23, 2037 (11 years)

Call Date:	March 23, 2036 (10 years)

Coupon:	5.420%

Interest Payment Dates:

Fixed Rate Period: interest will be payable semi-annually in arrear on March 23 and September 23 of each year, commencing on September 23, 2026 and ending on the Call Date (each, a “Fixed Rate Interest Payment Date”).

Floating Rate Period: interest will be payable quarterly in arrear on March 23, June 23, September 23 and December 23, commencing on June 23, 2036 and ending on the Maturity Date (each, a “Floating Rate Interest Payment Date”).

Benchmark Treasury:	4.125% UST due February 15, 2036

Benchmark Treasury Price / Yield:	99-07+ / 4.220%

Spread to Benchmark Treasury:	UST + 120 bps

Re-Offer Yield:	5.420%

Issue Price:	100.000%

Underwriting Commission:	0.31%

Net Proceeds:	$1,495,350,000

Fixed Rate Period and Fixed Interest Rate:	From and including the Interest Commencement Date to but excluding the Call Date (the “Fixed Rate Period”), the Notes shall accrue interest at a rate of 5.420% per annum

Floating Rate Period and Floating Interest Rate:	From and including the Call Date to but excluding the Maturity Date (the “Floating Rate Period”), the Notes will bear interest at a rate equal to the SOFR Index Average (calculated as described in the section titled “Description of Notes—Calculation of Interest During the Floating Rate Period”, beginning on page S-26 of the Preliminary Prospectus Supplement) plus 161 basis points (the “Margin”)

Relevant Screen Page:	SOFRINDX Index

Floating Rate Interest Period:	During the Floating Rate Period, the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the following Floating Rate Interest Payment Date; provided, however, that the initial Floating Rate Interest Period will be the period from (and including) the Call Date, to (but excluding) the initial Floating Rate Interest Payment Date

Floating Rate Interest Determination Dates:	Each date that is two U.S. Government Securities Business Days prior to each Floating Rate Interest Payment Date

SOFR IndexStart:	The SOFR Index value on the date that is two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period and, for the initial Floating Rate Interest Period, the SOFR Index value on March 19, 2026

SOFR IndexEnd:	The SOFR Index value on the date that is two U.S. Government Securities Business Days prior to the Floating Rate Interest Payment Date relating to such Floating Rate Interest Period (or in the final Floating Rate Interest Period, the Maturity Date)

Redemption at the Option of ING:

On the Call Date, ING may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Call Date, as described in the section titled “Description of Notes—Redemption”, beginning on page S-36 of the Preliminary Prospectus Supplement.

Any such optional redemption prior to maturity is subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-38 of the Preliminary Prospectus Supplement.

Clean-Up Call:	If 75 per cent. or more of the aggregate principal amount of the Notes issued have been redeemed or purchased and cancelled, then ING may redeem all, but not some only, of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-38 of the Preliminary Prospectus Supplement.

Substitution and Variation:

Notwithstanding anything to the contrary in the Notes or the Indenture or supplemental indenture with respect thereto, if a Loss Absorption Disqualification Event has occurred and is continuing with respect to any series of the Notes then ING may, without any requirement for the consent or approval of the holder or beneficial owner of such Notes, substitute all (but not some only) of such Notes or vary the terms of all (but not some only) of such Notes, so that the substituted Notes are, or that the Notes remain, Compliant Notes, as applicable. Any substitution or variation of the Notes is subject to the provisions described under “Description of Notes—Redemption—Conditions to Redemption, Substitution, Variation and Purchase”, beginning on page S-38 of the Preliminary Prospectus Supplement.

By its acquisition of the Notes or any beneficial interest therein, each holder and beneficial owner of the Notes and each subsequent holder and beneficial owner of the Notes, (i) acknowledges, accepts, agrees to be bound by, and consents to, ING’s determination to substitute the Notes or vary the terms of the Notes as provided above, (ii) grants to ING and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete such substitution of the Notes or the variation of the terms of the Notes, as applicable; and (iii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against ING and the trustee for, agrees not to initiate a suit against ING or the trustee in respect of, and agrees that neither ING nor the trustee shall be liable for, any action that ING or the trustee takes, or abstains from taking, in either case in connection with the substitution of the Notes or the variation of the terms of the Notes at the option of ING as described in the section “Description of Notes—Substitution and Variation”, beginning on page S-38 of the Preliminary Prospectus Supplement.

Agreement with Respect to the Exercise of the Dutch Bail-in Power:	Notwithstanding any other agreements, arrangements, or understandings between ING and any holder or beneficial owner of the Notes, by acquiring the Notes, each holder and beneficial owner of the Notes or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the Notes and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into shares or claims which may give right to shares or other instruments of ownership or other securities or other obligations of ING or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the Notes (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the Notes must otherwise be applied to absorb losses, or any expropriation of the Notes, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a note or any interest therein further acknowledges and agrees that the rights of holders and beneficial owners of a note or any interest therein are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any Notes, each holder and beneficial owner of a note or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the Notes for a temporary period.

For these purposes, “Dutch Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to ING or other members of the group comprising ING Groep N.V. and its consolidated subsidiaries, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”) and Regulation (EU) No 806/2014 of the European Parliament and of the Council) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

Events of Default and Remedies:

An “Event of Default” with respect to the Notes shall result only if:

•

ING is declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which it may be organized); or

•

an order is made or an effective resolution is passed for ING’s winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) ING is permitted to enter into such merger, consolidation or combination or (b) the requisite majority of holders of the relevant series of Notes has waived the requirement that ING comply with the relevant merger covenant.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of the Notes will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining relevant approvals. The payment of principal of the Notes will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of ING’s subsidiaries). There will be no right of acceleration of the payment of principal of the Notes if ING fails to pay any principal, interest or any other amount (including upon redemption) on the Notes or in the performance of any of its covenants or agreements contained in the Notes.

Holders’ remedies for ING’s breach of any obligations under the Notes, including ING’s obligation to make payments of principal and interest are extremely limited.

The exercise of any Dutch Bail-in Power by the relevant resolution authority will not be an event of default.

Early Redemption Events:	ING may redeem one or more series of the Notes, in whole but not in part, in certain circumstances where Additional Amounts would be required to be paid or upon the occurrence of a Loss Absorption Disqualification Event and where such Loss Absorption Disqualification Event is continuing, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the consent of the relevant regulator and other conditions, as described in the section titled “Description of Notes—Redemption—Optional Tax and Regulatory Redemption”, beginning on page S-36 of the Preliminary Prospectus Supplement.

Waiver of Right of Set-off:	Subject to applicable law, neither any holder or beneficial owner of Notes nor the trustee acting on behalf of the holders and beneficial owners of Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by ING in respect of, or arising under, or in connection with, the Notes and each holder and beneficial owner of Notes, by virtue of its holding of any Notes or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of Notes, shall be deemed to have waived all such rights of set-off, netting, compensation or retention.

Risk Factors:	An investment in the Notes involves risks. See the section titled “Risk Factors”, beginning on page S-15 of the Preliminary Prospectus Supplement.

Governing Law:	New York law, except for the waiver of set-off provisions, which will be governed by Dutch law.

ISIN:	US456837BV47

CUSIP:	456837BV4

Day Count Fraction:	30 / 360 during the Fixed Rate Period Actual / 360 during the Floating Rate Period

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Business Days:	Any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, Amsterdam, the Netherlands or in the City of New York, United States

U.S. Government Securities Business Days:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Following, Unadjusted during the Fixed Rate Period Modified Following, Adjusted during the Floating Rate Period

Expected Listing:	New York Stock Exchange

Prohibition of Sales to each Retail Investor:	No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or the United Kingdom.

Joint Book-Running Managers:	BMO Capital Markets Corp.; BofA Securities, Inc.; Citigroup Global Markets Inc.; ING Financial Markets LLC; J.P. Morgan Securities LLC; Scotia Capital (USA) Inc.; Wells Fargo Securities, LLC

Co-Lead Managers:	Desjardins Securities Inc.; Oversea-Chinese Banking Corporation Limited

*

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to one business day before delivery will be required, by virtue of the fact that such Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Capitalized terms used but not defined in this term sheet have the meanings set forth in the base prospectus as supplemented by the preliminary prospectus supplement.

ING Groep N.V. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents ING Groep N.V. has filed with the SEC for more complete information about ING Groep N.V. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, ING Groep N.V. and any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BMO Capital Markets Corp. at +1-888-200-0266, BofA Securities, Inc. at +1-800-294-1322, Citigroup Global Markets Inc. at +1-800-831-9146, ING Financial Markets LLC at +1-877-446-4930, J.P. Morgan Securities LLC (collect) at +1-212-834-4533, Scotia Capital (USA) Inc. at 1-800-372-3930 or Wells Fargo Securities, LLC at +1-800-645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.